     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 29, 1999

                                                              FILE NO. 333-72295
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------


                       Post-Effective Amendment No. 1 to


                                    Form S-1
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                      ------------------------------------
                           CANARGO ENERGY CORPORATION
             (Exact name of Registrant as specified in its charter)

          DELAWARE                          1311                         91-0881481
(State or other jurisdiction    (Primary Standard Industrial    (IRS Employer Identification
    of incorporation or         Classification Code Number)                 No.)
       organization)

  SUITE 1580, 727 - 7TH AVENUE S.W., CALGARY, ALBERTA T2P 0Z5  TELEPHONE (403)
                                    777-1185
         (Address and telephone number of principal executive offices)
                      ------------------------------------

                                SUSAN E. PALMER
                           CANARGO ENERGY CORPORATION
  1400 BROADFIELD BOULEVARD, SUITE 100, HOUSTON, TEXAS 77084  TELEPHONE (281)
                                    492-6992
           (Name, address and telephone number of agent for service)
                      ------------------------------------
                Please forward a copy of all correspondence to:
                             ALAN D. JACOBSON, ESQ.
                         KELLY LYTTON MINTZ & VANN LLP
 1900 AVENUE OF THE STARS, SUITE 1450, LOS ANGELES, CALIFORNIA 90067  TELEPHONE
                                 (310) 277-5333
                      ------------------------------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                      ------------------------------------

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   Prospectus Supplement dated July ___, 1999

                           CANARGO ENERGY CORPORATION

                                  Common Stock

                           Minimum - 11,500,000 Shares
                           Maximum - 21,264,643 Shares

     This prospectus supplement provides information which supplements the information contained in CanArgo's prospectus dated June 10, 1999.

ESCROW AGENT

     CanArgo has entered into an escrow agreement with Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004, which will serve as escrow agent for subscriptions solicited by National Securities Corporation. Subscription payments sent to Continental Stock Transfer & Trust Company should be made payable to "Continental Stock Transfer & Trust Company, as Agent for CanArgo Energy Corporation." Payment may be made by wire transfer in accordance with the instructions set forth in the subscription agreement. The escrow arrangements and subscription procedures for the offering are described in the prospectus under the heading "The Offering."

SOLICITATIONS BY DEALERS

     CanArgo Energy Corporation has entered into a selling agent agreement with National Securities Corporation. As a dealer, National Securities Corporation will solicit subscribers for shares in a limited number of states of the United States in which this offering is permitted. The terms of the agreement with National Securities Corporation and other dealers in this offering are described in the prospectus under the heading "The Offering - Solicitations by Dealers."

TERMINATION DATE OF OFFERING

     The offering of up to 21, 264,643 shares of common stock by CanArgo will terminate on the earlier of:

     -    the time when all the shares are sold, or

     - 9:00 a.m. Texas local time and 4:00 p.m. Norway local time on August 6, 1999.

BRIDGE LOAN

     Due to CanArgo's urgent need for cash pending the closing of this offering, on July 19, 1999, CanArgo obtained a $500,000 loan from Terrenex Acquisition Corporation, CanArgo's largest stockholder. These funds will be used for working capital purposes. The loan is to be paid in full on or before September 21, 1999, with compound interest payable at the rate of 1% per calendar month. CanArgo paid Terrenex a financing fee of 50,000 shares, or about 4%, of Uentech International Corp., a majority owned subsidiary of CanArgo which holds the rights to CanArgo's enhanced oil recovery technology. This technology is described in the prospectus under the heading "Business - Technology for Enhanced Recovery of Heavy Oil." CanArgo also granted Terrenex an option to purchase CanArgo's oil and gas interests in Canada for a price of Canadian $1,000,000. This option is exercisable after October 1, 1999, but only if the loan has not been repaid. In addition, as security for the loan, CanArgo granted Terrenex a security interest in the balance of the shares of Uentech owned by CanArgo.

     This loan is expected to be repaid from the proceeds of the offering or from the sale of assets, including oil and gas properties in Canada, which are not central to CanArgo's business plan, as described in the prospectus under the heading "Use of Proceeds."

     Other transactions with Terrenex and its relationship to CanArgo are described in the prospectus under the heading "Related Transactions."

OPTION GRANTS

     On July 16, 1999, CanArgo's board of directors amended the 1995 Long-Term Incentive Plan to terminate annual automatic option grants to non-employee directors and to permit non-employee directors to participate generally in the plan. On July 21, 1999, the compensation committee of the board of directors approved option grants to officers and directors as set forth below:

               Name                          Number of Shares Optioned
               ----                          -------------------------
               Michael Binnion                          18,000
               David Robson                             30,000
               Ron Gerlitz                              16,166
               Russell Hammond                           7,500
               Peder Paus                               67,500
               Nils N. Trulsvik                         71,250

     These options have an exercise price of $0.275 per share, which was the fair market value of the shares on the date of grant. The options vest in three equal annual installments beginning one year after the date of grant and the options expire on July 20, 2004. The amendment to the 1995 Long-Term Incentive Plan is subject to stockholder approval and the exercisability of the options granted to non-employee directors is conditioned on that stockholder approval.

DIRECTOR COMPENSATION

     Beginning July 1, 1999, non-employee directors of CanArgo will receive directors fees of $12,000 per year, payable quarterly in arrears.

RECENT STOCKHOLDER ACTION

     At the annual meeting of stockholders held on June 16, 1999, CanArgo's stockholders approved the following:

     - Michael R. Binnion, J.F. Russell Hammond, Peder Paus, David Robson and Nils N. Trulsvik were elected directors.

     - The stockholders approved a 1-for-25 reverse stock split of the outstanding common stock. The board of directors intends to effectuate the reverse stock split promptly after termination of this offering. For more information about the reasons for the reverse stock split, see "Market for Common Stock and Dividend Policy - Plans to Seek Readmission to Nasdaq" in the prospectus.

     - The stockholders approved an amendment of CanArgo's 1995 Long-Term Incentive Plan to increase the number of shares issuable thereunder. This amendment is described in the prospectus, under the heading "Management - Stock Option Plans."

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES




     In June 1999, CanArgo issued 10,000 shares of Common Stock to one party in consideration for financial consulting services valued at $0.2812 per share.




     The offer and sale of the shares was exempt from the registration requirements of the Securities Act of 1993, as amended (the "Act") under
Section 4(2) of the Act as a transaction by an issuer not involving a public offering. The purchaser of the shares represented to CanArgo, among other things, that it was acquiring the shares for its own account; that it was acquiring the shares for investment and not with a view toward the distribution thereof; and that it would not sell the shares without registration under the Act or an applicable exemption from such registration requirement. The certificate representing the shares has a restrictive legend endorsed thereon reflecting the restrictions on transferability arising out of the foregoing matters, and CanArgo has issued "stop transfer" instructions to its transfer agent with respect to such shares.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) The following exhibits are filed herewith or incorporated herein by reference:

        (*) Management Contracts, Compensation Plans and Arrangements are identified by an asterisk.


        1(1)     Escrow Agreement with Signature Stock Transfer, Inc.(4)



        1(2) Selling Agent Agreement with each of Credifinance Securities Limited, David Williamson Associates Limited, and Orkla Finans (Fondsmegling) ASA.(4)



        1(3)     Escrow Agreement with Orkla Finans (Fondsmegling) ASA.(4)



        1(4)     Selling Agent Agreement with National Securities Corporation.

        1(5)     Escrow Agreement with Continental Stock Transfer & Trust
                 Company.


        2(1) Amended and Restated Combination Agreement between Fountain Oil Incorporated and CanArgo Energy Inc. dated as of February 2, 1998 (Incorporated herein by reference from Form S-3 Registration Statement, File No. 333-48287 filed on June 9,
                 1998).

        2(2) Voting, Support and Exchange Trust Agreement (Incorporated herein by reference as Annex G from Form S-3 Registration Statement, File No. 333-48287 filed on June 9, 1998).

        3(1) Registrant's Certificate of Incorporation and amendments thereto (Incorporated herein by reference from July 15, 1998 Form 8-K).


        3(2)     Registrant's Bylaws.


        4(1) Form of 8% Convertible Subordinated Debenture (Incorporated herein by reference from February 29, 1996 Form 10-QSB).

        4(2)     Form of Stock Certificate(3)


        5(1)     Opinion of Kelly Lytton Mintz & Vann LLP.(4)


        *10(1) Securities Compensation Plan (Incorporated herein by reference from August 31, 1994 Form 10-KSB, filed by Electromagnetic Oil Recovery, Inc., the Company's predecessor).

        *10(2) Form of Certificate for Common Stock Purchase Warrants issued pursuant to the Securities Compensation Plan (Incorporated herein by reference from Form S-8 Registration Statement, File No. 33-82944 filed on August 17, 1994, filed by Electromagnetic Oil Recovery, Inc., the Company's predecessor).

        *10(3) Form of Option Agreement for options granted to certain persons, including Directors (Incorporated herein by reference from August 31, 1994 Form 10-KSB, filed by Electromagnetic Oil Recovery, Inc., the Company's predecessor).

        *10(4) Form of Certificate for Common Stock Purchase Warrants issued to certain investors in August 1994, including Directors (Incorporated herein by reference from August 31, 1994 Form 10-KSB, filed by Electromagnetic Oil Recovery, Inc., the Company's predecessor).

        *10(5) Restated Employment Agreement between Fountain Oil Incorporated and Nils N. Trulsvik (Incorporated herein by reference from December 31, 1997 Form 10-K/A).

        *10(6) Employment Agreement between Fountain Oil Incorporated and Ravinder S. Sierra (Incorporated herein by reference from August 31, 1995 Form 10-KSB).


        *10(7)   Amended and Restated 1995 Long-Term Incentive Plan.


        *10(8) Fee Agreement dated November 15, 1995 between Fountain Oil Incorporated and Robert A. Halpin (Incorporated herein by reference from August 31, 1996 Form 10-KSB).

        *10(9) Fee Agreement between Fountain Oil Incorporated and Eugene J. Meyers (Incorporated herein by reference from August 31, 1996 Form 10-KSB).

        *10(10) Amended Fee Agreement dated December 10, 1996 between Fountain Oil Incorporated and Robert A. Halpin (Incorporated herein by reference from December 31, 1996 Form 10-K).

        *10(11) Employment Agreement between Fountain Oil Incorporated and Alfred Kjemperud (Incorporated herein by reference from March 31, 1997 Form 10-Q).

        *10(12) Employment Agreement between Fountain Oil Norway AS and Rune Falstad (Incorporated herein by reference from December 31, 1997 Form 10-K/A).

        *10(13) Amended and Restated CanArgo Energy Inc. Stock Option Plan (Incorporated herein by reference from September 30, 1998 Form 10-Q).

        *10(14) Workorder between CanArgo Energy Inc. and Nils N. Trulsvik as Consultant (Incorporated herein by reference from September 30, 1998 Form 10-Q).

        *10(15) Consultancy Agreement between CanArgo Energy Corporation and Fincom AS, Norway (Incorporated herein by reference from September 30, 1998 Form 10-Q).

        *10(16) Employment Contract between CanArgo Energy Inc. and Anthony J. Potter (Incorporated herein by reference from September 30, 1998 Form 10-Q).

        *10(17) Workorder between CanArgo Energy Inc. and Alfred Kjemperud as Consultant.(1)

         10(18)  Convertible Loan Agreement between Ninotsminda Oil Company
                 (NOC) and International Finance Corporation (IFC) dated December 17, 1998.(1)

         10(19) Put Option Agreement between CanArgo Energy Corporation, JKX Oil & Gas PLC. and IFC dated December 17, 1998.(1)

         10(20) Guarantee Agreement between CanArgo Energy Corporation and IFC dated December 17, 1998.(1)

         10(21) Agreement between Georgian Oil Refinery Company and CanArgo Petroleum Products Ltd. dated September 26, 1998.(1)

         10(22) Terrenex Acquisition Corporation Option regarding CanArgo (Nazvrevi) Limited.(1)

         10(23) Production Sharing Contract between (1) Georgia and (2) Georgian Oil and JKX Navtobi Ltd. dated February 15, 1996.(3)

         10(24) Agreement and Promissory Note dated July 19, 1999, with Terrenex Acquisition Corporation.



         21      List of Subsidiaries.(1)


         23(1)   Consent of PricewaterhouseCoopers LLP.



         23(2)   Consent of Ernst & Young, Chartered Accountants, Calgary,
                 Canada.



         23(3)   Consent of Ernst & Young, Chartered Accountants, Limassol,
                 Cyprus.


         23(4)   Consent of AMH Group Ltd.(1)


         23(5) Consent of Kelly Lytton Mintz & Vann LLP, contained in Exhibit 5(1).(4)


         24(1)   Power of Attorney.(1)

         24(2)   Power of Attorney of Robert A. Halpin(2)

         27(1) Restated Financial Data Schedule for the fiscal year ended December 31, 1997.(1)

         27(2) Restated Financial Data Schedule for the four-month period ended December 31, 1996.(1)

         27(3) Restated Financial Data Schedule for the fiscal year ended August 31, 1996.(1)

         27(4) Restated Financial Data Schedule for the fiscal year ended August 31, 1995.(1)

         27(5) Restated Financial Data Schedule for the quarter ended March 31, 1998.(1)

         27(6) Restated Financial Data Schedule for the quarter ended June 30, 1998.(1)

         27(7) Restated Financial Data Schedule for the quarter ended March 31, 1997.(1)

         27(8) Restated Financial Data Schedule for the quarter ended June 30, 1997.(1)

         27(9) Restated Financial Data Schedule for the quarter ended September 30, 1997.(1)

     (b)      No financial statement schedules are required to be filed
              herewith.
---------------

(1) Previously filed on February 12, 1999.

(2) Previously filed on May 19, 1999.

(3) Previously filed on June 7, 1999.


(4) Previously filed on June 9, 1999.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, Canada, on July 28, 1999.


                                              CANARGO ENERGY CORPORATION

                                              By: /s/ MICHAEL BINNION
                                                --------------------------------
                                                  Michael Binnion,
                                                  President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                                                  TITLE                   DATE
---------                                                  -----                   ----
              /s/ DAVID ROBSON                 Chief Executive Officer and     July 28, 1999
---------------------------------------------  Director (Principal Executive
                David Robson*                  Officer)

             /s/ MICHAEL BINNION               President, Chief Financial      July 28, 1999
---------------------------------------------  Officer and Director
               Michael Binnion                 (Principal Financial Officer)

          /s/ J.F. RUSSELL HAMMOND             Director                        July 28, 1999
---------------------------------------------
            J.F. Russell Hammond

               /s/ PEDER PAUS                  Director                        July 28, 1999
---------------------------------------------
                 Peder Paus*

            /s/ NILS N. TRULSVIK               Director                        July 28, 1999
---------------------------------------------
              Nils N. Trulsvik*

            /s/ ANTHONY J. POTTER              Controller (Principal           July 28, 1999
---------------------------------------------  Accounting Officer)
             Anthony J. Potter*



*By /s/  MICHAEL BINNION
    ------------------------------
    Michael Binnion
    Attorney-in-fact

                           CANARGO ENERGY CORPORATION
            POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT
                                  ON FORM S-1


                                 EXHIBIT INDEX


 FILED
HEREWITH
--------
              (*)  Management Contracts, Compensation Plans and Arrangements
                   are identified by an asterisk.

             1(1)  Escrow Agreement with Signature Stock Transfer, Inc.(4)

             1(2)  Selling Agent Agreement with each of Credifinance Securities
                   Limited, David Williamson Associates Limited, and Orkla
                   Finans (Fondsmegling) ASA.(4)

             1(3)  Escrow Agreement with Orkla Finans (Fondsmegling) ASA.(4)

   X         1(4)  Selling Agent Agreement with National Securities Corporation.

   X         1(5)  Escrow Agreement with Continental Stock Transfer & Trust Company.

             2(1)  Amended and Restated Combination Agreement between Fountain
                   Oil Incorporated and CanArgo Energy Inc. dated as of
                   February 2, 1998 (Incorporated herein by reference from Form
                   S-3 Registration Statement, File No. 333-48287 filed on June
                   9, 1998).

             2(2) Voting, Support and Exchange Trust Agreement (Incorporated herein by reference as Annex G from Form S-3 Registration
                   Statement, File No. 333-48287 filed on June 9, 1998).

             3(1) Registrant's Certificate of Incorporation and amendments thereto (Incorporated herein by reference from July 15, 1998
                   Form 8-K).

   X         3(2)  Registrant's Bylaws.

             4(1) Form of 8% Convertible Subordinated Debenture (Incorporated herein by reference from February 29, 1996 Form 10-QSB).
             4(2)  Form of Stock Certificate(3)

             5(1)  Opinion of Kelly Lytton Mintz & Vann LLP(4)

           *10(1) Securities Compensation Plan (Incorporated herein by reference from August 31, 1994 Form 10-KSB, filed by
                   Electromagnetic Oil Recovery, Inc., the Company's predecessor).

           *10(2) Form of Certificate for Common Stock Purchase Warrants issued pursuant to the Securities Compensation Plan
                   (Incorporated herein by reference from Form S-8 Registration
                   Statement, File No. 33-82944 filed on August 17, 1994, filed by Electromagnetic Oil Recovery, Inc., the Company's predecessor).

           *10(3) Form of Option Agreement for options granted to certain persons, including Directors (Incorporated herein by reference from August 31, 1994 Form 10-KSB, filed by
                   Electromagnetic Oil Recovery, Inc., the Company's predecessor).

           *10(4) Form of Certificate for Common Stock Purchase Warrants issued to certain investors in August 1994, including
                   Directors (Incorporated herein by reference from August 31, 1994 Form 10-KSB, filed by Electromagnetic Oil Recovery,
                   Inc., the Company's predecessor).

 FILED
HEREWITH
--------
           *10(5)  Restated Employment Agreement between Fountain Oil
                   Incorporated and Nils N. Trulsvik (Incorporated herein by
                   reference from December 31, 1997 Form 10-K/A).

           *10(6)  Employment Agreement between Fountain Oil Incorporated and
                   Ravinder S. Sierra (Incorporated herein by reference from August 31, 1995 Form 10-KSB).

   X       *10(7)  Amended and Restated 1995 Long-Term Incentive Plan.

           *10(8)  Fee Agreement dated November 15, 1995 between Fountain Oil
                   Incorporated and Robert A. Halpin (Incorporated herein by reference from August 31, 1996 Form 10-KSB).

           *10(9)  Fee Agreement between Fountain Oil Incorporated and Eugene
                   J. Meyers (Incorporated herein by reference from August 31,
                   1996 Form 10-KSB).

          *10(10)  Amended Fee Agreement dated December 10, 1996 between
                   Fountain Oil Incorporated and Robert A. Halpin (Incorporated herein by reference from December 31, 1996 Form 10-K).

          *10(11)  Employment Agreement between Fountain Oil Incorporated and
                   Alfred Kjemperud (Incorporated herein by reference from March 31, 1997 Form 10-Q).

          *10(12)  Employment Agreement between Fountain Oil Norway AS and Rune
                   Falstad (Incorporated herein by reference from December 31, 1997 Form 10-K/A).

          *10(13)  Amended and Restated CanArgo Energy Inc. Stock Option Plan
                   (Incorporated herein by reference from September 30, 1998
                   Form 10-Q).

          *10(14) Workorder between CanArgo Energy Inc. and Nils N. Trulsvik as Consultant (Incorporated herein by reference from September 30, 1998 Form 10-Q).

          *10(15)  Consultancy Agreement between CanArgo Energy Corporation and
                   Fincom AS, Norway (Incorporated herein by reference from September 30, 1998 Form 10-Q).

          *10(16)  Employment Contract between CanArgo Energy Inc. and Anthony
                   J. Potter (Incorporated herein by reference from September
                   30, 1998 Form 10-Q).

          *10(17) Workorder between CanArgo Energy Inc. and Alfred Kjemperud as Consultant.(1)

           10(18)  Convertible Loan Agreement between Ninotsminda Oil Company
                   (NOC) and International Finance Corporation (IFC) dated
                   December 17, 1998.(1)

           10(19)  Put Option Agreement between CanArgo Energy Corporation, JKX
                   Oil & Gas PLC. and IFC dated December 17, 1998.(1)

           10(20)  Guarantee Agreement between CanArgo Energy Corporation and
                   IFC dated December 17, 1998.(1)

           10(21)  Agreement between Georgian Oil Refinery Company and CanArgo
                   Petroleum Products Ltd. dated September 26, 1998.(1)

 FILED
HEREWITH
--------
           10(22)  Terrenex Acquisition Corporation Option regarding CanArgo
                   (Nazvrevi) Limited.(1)

           10(23)  Production Sharing Contract between (1) Georgia and (2)
                   Georgian Oil and JKX Navtobi Ltd. dated February 15,
                   1996.(3)

X          10(24)  Agreement and Promissory Note dated July 19, 1999, with
                   Terrenex Acquisition Corporation.

               21  List of Subsidiaries.(1)

X           23(1)  Consent of PricewaterhouseCoopers LLP.

X           23(2)  Consent of Ernst & Young, Chartered Accountants, Calgary,
                   Canada.

X           23(3)  Consent of Ernst & Young, Chartered Accountants, Limassol,
                   Cyprus.

            23(4)  Consent of AMH Group Ltd.(1)

            23(5)  Consent of Kelly Lytton Mintz & Vann LLP, contained in
                   Exhibit 5(1).(4)

            24(1)  Power of Attorney.(1)

            24(2)  Power of Attorney of Robert A. Halpin(2)

            27(1)  Restated Financial Data Schedule for the fiscal year ended
                   December 31, 1997.(1)

            27(2) Restated Financial Data Schedule for the four-month period ended December 31, 1996.(1)

            27(3)  Restated Financial Data Schedule for the fiscal year ended
                   August 31, 1996.(1)

            27(4)  Restated Financial Data Schedule for the fiscal year ended
                   August 31, 1995.(1)

            27(5)  Restated Financial Data Schedule for the quarter ended March
                   31, 1998.(1)

            27(6)  Restated Financial Data Schedule for the quarter ended June
                   30, 1998.(1)

            27(7)  Restated Financial Data Schedule for the quarter ended March
                   31, 1997.(1)

            27(8)  Restated Financial Data Schedule for the quarter ended June
                   30, 1997.(1)

            27(9)  Restated Financial Data Schedule for the quarter ended
                   September 30, 1997.(1)


---------------

(1) Previously filed on February 12, 1999.

(2) Previously filed on May 19, 1999.

(3) Previously filed on June 7, 1999.


(4) Previously filed on June 9, 1999.